UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐ ☒ ☐ ☐	Preliminary Proxy Statement Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

ENVIRONMENTAL POWER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The Annual Meeting of Stockholders of Environmental Power Corporation, a Delaware corporation (the “Company” or “EPC”), will be held on Friday, July 25, 2003 at 10:00 a.m. E.D.T., at the Hyatt Regency Boston, One Avenue de Lafayette, Boston, Massachusetts, for the following purposes:

1.	To elect the following nominees to EPC’s Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified: Joseph E. Cresci, Donald A. Livingston, Robert I. Weisberg, Thomas M. Matthews, Jessie J. Knight, Jr. and August Schumacher, Jr.; and

2.	To approve the amendment and restatement of the Company’s 2002 Director Option Plan; and

3.	To approve the Company’s 2003 Incentive Compensation Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of the Company’s Common Stock as reflected on the stock transfer books of the Company at the close of business on June 30, 2003 will be entitled to notice of and to vote at the meeting. In accordance with Delaware corporate law, the Company will make available for examination by any stockholder entitled to vote at the meeting, for any purpose germane to the meeting, during ordinary business hours, for at least 10 days prior to the meeting, at the offices of the Company, a complete list of the stockholders of record entitled to vote at the meeting, arranged in alphabetical order. All stockholders are cordially invited to attend the meeting.

Please sign, date and return the enclosed proxy in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person.

By Order of the Board of Directors,
Joseph E. Cresci
Portsmouth, New Hampshire	Secretary
June 30, 2003

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

PROXY STATEMENT

June 30, 2003

The Board of Directors of Environmental Power Corporation, a Delaware corporation (“we”, “us”, the “Company” or “EPC”), is soliciting proxies in the form enclosed with this proxy statement for use at the Company’s Annual Meeting of Stockholders to be held on Friday, July 25, 2003 at 10:00 a.m. E.D.T. at the Hyatt Regency Boston, One Avenue de Lafayette, Boston, Massachusetts, and any adjournments thereof (the “Meeting”).

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

How Proxies Work

EPC’s Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Meeting in the manner that you direct, or if you do not direct us, in the manner as recommended by the Board of Directors in this proxy statement. You may vote for the director nominees or withhold your vote for any nominee. You also may vote for or against the other proposals or abstain from voting.

Who May Vote

Holders of EPC’s Common Stock at the close of business on June 30, 2003 are entitled to receive notice of and to vote their shares at the Meeting. As of June 30, 2003, there were 21,791,279 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Meeting.

How to Vote

You may vote in person at the Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Meeting in person. You may change your vote at the Meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the Meeting. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If you choose to vote by proxy, simply mark your proxy, date and sign it, and return it in the enclosed postage-paid envelope. If you attend the Annual Meeting, you will be able to vote your shares, even if you already voted by mail. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•	providing written notice to the corporate Secretary of EPC before or at the Meeting;

•	submitting a new proxy with a later date; or

•	voting by ballot at the Meeting.

The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the Meeting will not, by itself, revoke your proxy.

Quorum

In order to carry on the business of the Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. Treasury shares, which are shares owned by EPC itself, are not voted and do not count for this purpose.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Votes Needed

The director nominees who receive the most votes will be elected to fill the seats on the Board of Directors. Approval of the other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count as votes cast. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on the outcome of the matters to be voted on at the Meeting. Broker non-votes occur when a broker returns a proxy, but indicates that it does not have authority to vote on a particular proposal.

Voting on Other Matters

If other matters are properly presented at the Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date that this Proxy Statement went to press, we did not know of any other matters to be raised at the Meeting and, pursuant to the Company’s Bylaws, the date by which other matters must have been submitted has passed.

Solicitation of Proxies

The Company will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Common Stock held in their names and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses for this service.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

OWNERSHIP OF EPC’S COMMON STOCK

Ownership of More Than 5% of EPC’s Common Stock

The table below shows the number of shares of the EPC’s Common Stock beneficially owned by each person or group known by us to own beneficially more than 5% of the outstanding shares of EPC’s Common Stock as of June 3, 2003.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Joseph E. Cresci c/o Environmental Power Corporation One Cate Street, 4th Floor Portsmouth, NH 03801	4,903,348(2)	22.50%

Donald A. Livingston c/o Environmental Power Corporation One Cate Street, 4th Floor Portsmouth, NH 03801	2,461,739	11.30%

Benjamin J. Brant 7553 S. Gartner Road Evergreen, CO 80439	1,892,692(3)	8.69%

Michael Kast 1767 Denver West Boulevard Golden, CO 80401	1,656,968	7.60%

(1)	Except as otherwise indicated, the named person has sole voting and investment power with respect to the shares. Except as indicated in the following notes all shares are held beneficially and of record. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of June 3, 2003 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.
(2)	Includes 3,643,618 shares held in a revocable trust for the benefit of members of Mr. Cresci’s family, of which Mr. Cresci is the trustee, and 59,730 shares held in trust for the benefit of Mr. Cresci and his children, as to which Mr. Cresci has shared voting and investment power; but does not include 20,000 shares owned by Mr. Cresci’s wife, as to which shares Mr. Cresci has neither voting nor investment power and as to which shares he disclaims beneficial ownership. Also includes 1,000,000 shares which Mr. Cresci deposited into a voting trust on November 20, 1996 and in which James F. Powers has beneficial ownership in his capacity as trustee with sole voting power. Mr. Cresci also has beneficial ownership in such shares which are evidenced by voting trust certificates held by The Cresci Family Limited Partnership of which Mr. Cresci is the sole general partner with sole dispositive power.
(3)	Includes 1,439,366 subject to a 12-month right of first refusal granted to the Company on the sale of the underlying shares, which right of first refusal expires on May 2, 2004. The option is described in the section of this proxy statement entitled “Certain Relationships and Related Transactions”.

Ownership of EPC’s Common Stock by Directors and Officers

The table below shows the number of shares of EPC’s Common Stock beneficially owned as of June 3, 2003 by (a) each of our directors and the additional nominee to the Board of Directors; (b) each of our executive officers named in the Summary Compensation Table (the “Named Executives”) and (c) directors and executive officers of EPC as a group. Unless otherwise indicated, each person listed below has sole voting and investment power with respect to the shares listed.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Name of Director with EPC or Name of Officer	Positions and Offices	Amount and Nature of Beneficial Ownership (1)		% of Class
Joseph E. Cresci	Chairman, Chief Executive Officer, Secretary, and Director	4,903,348	(2)	22.5%
Donald A. Livingston	President, Chief Operating Officer and Director	2,461,739		11.3%
Robert I. Weisberg	Director	680,000	(3)	3.0%
Peter J. Blampied	Director	200,300	(4)	0.9%
Jessie Knight, Jr.	Director	150,000	(5)	0.7%
August Schumacher	Director	100,000	(6)	0.5%
R. Jeffrey Macartney	Chief Financial Officer	65,000	(7)	0.3%
Thomas M. Matthews	Director	50,000	(8)	0.2%

BOARD & OFFICERS		8,610,387	(9)	37.9%

(1)	Except as otherwise indicated, the named person has sole voting and investment power with respect to the shares. Except as indicated in the following notes all shares are held beneficially and of record. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of June 3, 2003 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.
(2)	Includes 3,643,618 shares held in a revocable trust for the benefit of members of Mr. Cresci’s family, of which Mr. Cresci is the trustee, and 59,730 shares held in trust for the benefit of Mr. Cresci and his children, as to which Mr. Cresci has shared voting and investment power; but does not include 20,000 shares owned by Mr. Cresci’s wife, as to which shares Mr. Cresci has neither voting nor investment power and as to which shares he disclaims beneficial ownership. Also includes 1,000,000 shares which Mr. Cresci deposited into a voting trust on November 20, 1996 and in which James F. Powers has beneficial ownership in his capacity as trustee with sole voting power. Mr. Cresci also has beneficial ownership in such shares which are evidenced by voting trust certificates held by The Cresci Family Limited Partnership of which Mr. Cresci is the sole general partner with sole dispositive power.
(3)	Includes 550,000 shares that Mr. Weisberg has the right to acquire pursuant to stock options and 50,000 shares which Alco Financial Services, LLC, an affiliate of Mr. Weisberg, has the right to acquire pursuant to warrants that are currently exercisable
(4)	Includes 100,000 shares that Mr. Blampied has the right to acquire pursuant to stock options that are all currently exercisable.
(5)	Includes 50,000 shares that Mr. Knight has the right to acquire pursuant to stock options that are all currently exercisable.
(6)	Includes 100,000 shares that Mr. Schumacher has the right to acquire pursuant to stock options that are all currently exercisable.
(7)	Includes 25,000 shares that Mr. Macartney has the right to acquire pursuant to stock options that are all currently exercisable.
(8)	Includes 50,000 shares that Mr. Matthews has the right to acquire pursuant to stock options that are all currently exercisable.
(9)	Includes 900,000 shares that Directors and Officers have the right to acquire pursuant to various stock options that are all currently exercisable.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

BOARD OF DIRECTORS

EPC’s Board of Directors (referred to as the “Board of Directors” or the “Board”) consists of seven members. The Company’s by-laws presently state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is six. The Board of Directors is responsible for monitoring the overall performance of the Company. Among other things, the Board of Directors, directly and through its committees, establishes corporate policies; reviews the performance of the Chief Executive Officer and other executives; reviews and approves certain transactions; and reviews the Company’s long-term strategic plans. In accordance with general corporate legal principles applicable to corporations organized under the laws of Delaware, the Board of Directors does not control the day-to-day management of the Company. Members of the Board of Directors keep informed about the Company’s business by participating in Board and committee meetings, by reviewing analyses and reports regularly sent to them by management, and through discussions with the Chairman and other officers.

The Board of Directors of the Company held five (5) meetings during the fiscal year ended December 31, 2002. Each member of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and each committee on which he served.

Committees of the Board

The Board of Directors has established an Audit Committee, a Compensation Committee and an Executive Committee, each of which is described briefly below.

The Audit Committee is responsible for overseeing the accounting, financial reporting and audit processes of the Company, including the selection and retention of the Company’s independent certified public accountants. The Audit Committee meets from time to time with EPC’s financial personnel, internal audit staff and independent auditors regarding these matters. The Audit Committee may retain independent counsel, accountants, or others to assist it in the conduct of any investigation and the Company will provide appropriate funding for payment of such services, as determined by the Audit Committee. The current Audit Committee members are Messrs. Blampied and Matthews, each of whom is an independent director. The Committee met three times in 2002. The responsibilities and activities of the Audit Committee are described in greater detail in the “Report of the Audit Committee”

The Compensation Committee oversees the compensation structure for the Chairman and Chief Executive Officer and the President and Chief Operating Officer of the Company, evaluates the performance and sets the compensation of such officers and administers the Company’s stock incentive plans. The Compensation Committee may retain, at the Company’s expense, such independent counsel or other advisors as it deems necessary. The current Compensation Committee members are Messrs. Knight, Schumacher, and Weisberg. The Compensation Committee met three (3) times in 2002. The activities of the Compensation Committee are described in greater detail in the “Compensation Committee Report on Executive Compensation”.

The Executive Committee, which consists of Messrs. Cresci and Livingston, can act in place of the full Board of Directors to the extent permitted by law. The Executive Committee did not meet in 2002.

Occupations of Directors

The following table sets forth the age and principal occupation during the past five years of each of our directors.

Name	Age	Principal Occupation
Joseph E. Cresci	61	Chairman and Chief Executive Officer of EPC (1982 – present)

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Name	Age	Principal Occupation
Donald A. Livingston	60	President and Chief Operating Officer of EPC (1991 – present); President of Microgy (July 2001 – present)
Peter J. Blampied	60	Trustee, Northeast Investors Trust*, a
management investment company, (2000 to
present); President, Corcoran Management
Company, a property management group,
(1998 – present); Director, Access Capital
Strategies* (1997 – present); Director, Nellie
Mae (1982 – present); CEO, Boston Five
Bancorp (1989 – 1993); Director, A.W.
Perry, Inc. (1998 – present); Director,
Citizens Bank of Massachusetts (1996 –
1999); Director, Citizens Financial Group,
		Inc. (1994 – 1996)
Robert I. Weisberg	56	President and Chief Executive Officer, Alco
Financial Services, LLC, a financial advisory
service, (1997 – present); Trustee, Monterey
Mutual Fund* (1998 – present); President
and Chief Executive Officer, Pro-Care
		Financial Group, Inc. (1994 – 1997)
Thomas M. Matthews	60	Chief Executive Officer, Chairman and
Director, EOTT Energy Corp.*, an
independent marketer & transporter of crude
oil, (2002 – present); Director, Global Water
Technologies, Inc. (1999 – 2002); Chairman
and Chief Executive Officer, Avista
Corporation (1998 – 2001); President and
Director, NGC Corporation (1996 – 1998);
		Vice President, Texaco, Inc. (1989 – 1996)
August Schumacher, Jr.	63	Managing Director, Washington D.C.
Operations, SJH and Co., a strategic
management consulting group, (2001 –
present); Consultant, W.K.K. Kellogg
Foundation (2001 – present); Under Secretary
of Farm and Foreign Agricultural Service,
U.S. Dept of Agriculture (1997 – 2001);
Administrator, Foreign Agricultural Service,
U.S. Dept. of Agriculture (1994 – 1997);
Senior Agricultural Project Manager, World
Bank (1990 – 1994); Commissioner of Food
and Agriculture, Commonwealth of
		Massachusetts (1984 – 1990)
Jessie J. Knight, Jr.	52	President and Chief Executive Officer, San
Diego Regional Chamber of Commerce
(1998 – Present); Director, Avista
Corporation* (1999 – Present); Director,
Alaska Air Group* (2002 – Present);
Managing Commissioner, Electric, Gas and
Telecommunications, California Public
		Utilities Commission (1993 – 1998)

*	This company is subject to the reporting requirements of the Securities Exchange Act of 1934 or is a registered investment company under the Investment Company Act of 1940.

Compensation of Directors

Each director of EPC who is not an officer or employee of EPC receives $2,000, plus expenses, for each scheduled meeting of the Board of Directors or non-coincident meeting of a board committee which he or she attends. Additionally, each non-employee director may receive option grants under our 1993 Director Option Plan for 40,000 options on the first anniversary of service and 10,000 options on subsequent anniversaries. The 1993 Director Option Plan will expire on July 13, 2003. Under our 2002 Director Option Plan, each non-employee

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

director first elected on or after July 25, 2002, the date of our 2002 Annual Meeting, receives 50,000 options on the date of such first election or appointment. In addition, regardless of when first elected, each non-employee director will receive a grant of 50,000 options on each anniversary date of such director’s election or appointment. A grant under the 1993 Director Option Plan within twelve months prior to a grant under the 2002 Director Stock Option Plan will reduce such grant under the 2002 Director Option Plan by a corresponding amount.

During 2002, Messrs. Blampied and Weisberg each received option grants under our 1993 Director Option Plan to purchase 10,000 shares which are exercisable at prices of $0.65 and $0.62 per share respectively, based on the market prices of the Common Stock on their anniversary dates of becoming directors. Messrs. Knight, Matthews and Schumacher each received option grants during 2002 under the new 2002 Director Option Plan to purchase 50,000 shares which are exercisable at the per share price of $0.40.

Furthermore, Mr. Schumacher received an option grant in June 2003 to acquire 50,000 shares of Common Stock at an exercise price of $0.20 per share under the 2001 Stock Option Plan for in recognition of his especially valuable contributions as a Director in the development of Microgy.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Messrs. Knight, Schumacher and Weisberg. No member of the Compensation Committee is now an officer or an employee of EPC or any of its subsidiaries or has been at any time an officer or employee of EPC or any of its subsidiaries. Mr. Weisberg is a principal of Alco Financial Services, LLC, which is a lender to EPC. The terms of the Alco’s loan to the Company are described in “Certain Relationships and Related Transactions” below.

PROPOSAL ONE—ELECTION OF DIRECTORS

The directors of the Company are elected annually and hold office for the ensuing year and until their successors have been elected and qualified. Joseph E. Cresci, Donald A. Livingston, Robert I. Weisberg, Thomas M. Matthews, Jessie J. Knight, Jr., and August Schumacher, Jr. have been nominated by the Board of Directors for election at the Meeting. The Company’s Board of Directors does not have a nominating committee. All nominees are presently directors of the Company, having been elected at the Annual Meeting of Stockholders held on July 25, 2002. The Company’s by-laws presently state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is six.

No proxy may be voted for more people than the number of nominees listed above. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual director (by striking that individual director’s name where indicated on the proxy) or for all directors will be voted FOR the election of all the nominees named below. Each of the nominees has expressed his ability and willingness to serve as a director of the Company. However, if any such nominee were to become unable or unwilling to serve, proxies may be voted for the election of some other person at the discretion of the proxy holders.

Board Recommendation

The Board of Directors recommends a vote FOR each of the nominees to the Board of Directors.

PROPOSAL 2—APPROVAL OF AMENDMENT AND RESTATEMENT OF THE

2002 DIRECTOR OPTION PLAN

The 2002 Director Option Plan (the “Director Plan”) was initially adopted by the Board of Directors of the Company on June 17, 2002 and approved by the Company’s stockholders on July 25, 2002. The purpose of the Director Plan is to encourage ownership in the Company by non-employee directors of the Company (“Outside Directors”) whose services are considered essential to the Company’s future progress and efforts to capitalize on

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

new opportunities. While Outside Directors are eligible for grants under the Company’s 2001 Stock Incentive Plan, the Board of Directors believes that stock option grants under the Director Plan have been, and will continue to be, an important compensation element in attracting and retaining Outside Directors whose continued services are considered essential to the Company’s future success.

Accordingly, on June 12, 2003, the Board of Directors voted, subject to stockholder approval, to amend and restate the 2002 Director Plan to change the timing of option grants to Outside Directors under the 2002 Director Plan and the number of shares of Common Stock subject to such option grants.

The 2002 Director Plan, as currently in effect, and the proposed amendments, are summarized below. This summary is qualified in its entirety by reference to the full text of the 2002 Director Plan, a copy of which (as proposed to be amended) is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s website at www.sec.gov. Copies of the 2002 Director Plan are also available upon request to the Secretary of the Company.

Summary of the 2002 Director Option Plan

The Board of Directors supervises and administers the Director Plan. A total of 2,000,000 shares of Common Stock may be issued upon the exercise of options granted under the Director Plan. As of May 31, 2003, no options granted under the Director Plan had been exercised, and options for 200,000 shares were outstanding under this plan at an average exercise price of $0.34 per share. Only Outside Directors of the Company are eligible to receive options under the Director Plan. The Company currently has four Outside Directors (which number may change in the future). All options granted under the Director Plan are non-statutory stock options not entitled to special tax treatment under Section 422 of the Internal Revenue Code.

The Director Plan currently provides for the automatic grant of stock options under the following circumstances:

•	an option to purchase 50,000 shares of Common Stock was granted automatically to each person newly elected as an Outside Director of the Company on July 25, 2002 (the date of the 2002 Annual Meeting of Stockholders of the Company);

•	thereafter, the Director Plan provides that an additional option to purchase 50,000 shares of Common Stock would be granted automatically to each Outside Director on each anniversary (occurring after July 25, 2002) of the date he or she was first elected to the Board of Directors, provided he or she continues to serve as an Outside Director as of such date; and

•	notwithstanding the foregoing, options granted under the Company’s 1993 Director Option Plan within twelve months prior to a grant under the Director Plan would reduce the size of the grant under the Director Plan. The 1993 Director Option Plan will expire on July 13, 2003.

All options granted under the Director Plan are immediately exercisable. The exercise price for each option is at the fair market value per share of the Company’s common stock on the date the Outside Director becomes eligible for the option. Options granted under the Director Plan may provide for the payment of the exercise price in the following ways:

•	cash, by check (bank check, certified check or personal check), by money order, or with the approval of the Company in its sole and absolute discretion (and upon such terms and conditions as the Company may require);

•	by delivering to the Company for cancellation Common Stock with a fair market value as of the date of exercise equal to the option price or the portion thereof being paid by tendering such shares;

•	by delivering to the Company the full option price in a combination of cash and the holder’s full recourse liability promissory note with a principal amount not to exceed 80% of the option price and

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

a term not to exceed five years; or

•	by delivering to the Company with an aggregate fair market value and a principal amount equal to the option price.

Options granted under the Director Plan are not transferable except by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code). If the option holder becomes disabled or dies while serving as a director, his or her representative may exercise the option in full during the year following his or her disability or death. Otherwise, no option may be exercised more than ten years after the date of grant or 90 days after the Outside Director ceases to be a director of the Company.

The proposed amendments to the Director Plan would change the terms of the plan in the following manner:

•	an option to purchase 100,000 shares of Common Stock would be granted to each person serving as an Outside Director at the first meeting of the Board of Directors following each Annual Meeting of Stockholders of the Company at which directors are elected or the first anniversary of the date of the last automatic option grant, whichever is later; and

•	no Outside Director will be granted a number of options under the Director Plan which exceeds 100,000 shares in any twelve-month period.

The Board of Directors may suspend, discontinue or amend the Director Plan, provided, however, that without approval of the stockholders of the Company, no amendment may change the number of shares subject to the Director Plan or the number of shares issuable to any Outside Director under the Director Plan, change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Director Plan. The Director Plan may not be amended more than once in any six-month period.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the Director Plan and with respect to the sale of shares of Common Stock acquired under this plan.

Tax Consequences to Outside Directors. An Outside Director will not recognize taxable income upon the grant of an option under the Director Plan. Nevertheless, an Outside Director generally will recognize ordinary compensation income upon the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the “Option Stock”) on the exercise date over the exercise price.

An Outside Director will have a tax basis for any Option Stock equal to the exercise price plus any income recognized with respect to the option. Upon selling Option Stock, an Outside Director generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Option Stock and the Outside Director’s tax basis in the Option Stock. This capital gain or loss will be a long-term capital gain or loss if the Outside Director has held the Option Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the Outside Director has held the Option Stock for a shorter period.

Tax Consequences to the Company. The grant of an option under the Director Plan will have no tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by an Outside Director.

Board Recommendation

The Board of Directors of the Company believes that the amendments to the Director Plan are in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

PROPOSAL 3—APPROVAL OF 2003 INCENTIVE COMPENSATION PLAN

The 2003 Incentive Compensation Plan (the “Incentive Plan”) was adopted by the Board of Directors of the Company on June 12, 2003, subject to the approval of the Company’s stockholders at the Meeting. The purpose of the Incentive Plan is to align the goals of our employees, management and directors with the Company’s business goals. The Incentive Plan provides for either cash or stock-based compensation upon the Company’s achievement of specific and measurable business milestones. The Company’s management has determined that these milestones represent the critical steps needed to reach the Company’s goals.

The Incentive Plan is summarized below. This summary is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s website at www.sec.gov. Copies of the Incentive Plan are also available upon request to the Secretary of the Company.

Summary of the 2003 Incentive Compensation Plan

All employees of the Company or its subsidiary, Microgy Cogeneration Systems, Inc. (“Microgy”), and all directors of the Company, in each case as of June 1, 2003, are eligible to participate in the Incentive Plan. As of June 1, 2003, 11 employees and seven directors of the Company would be eligible to participate in the Incentive Plan if it is approved by the stockholders. Future employees may be allowed to participate, subject to the terms and conditions of the Incentive Plan, with the approval of management. Eligible employees and directors who elected to participate in the Incentive Plan are referred to as “Participants”. If an eligible employee elects to participate in the Incentive Plan, his or her base salary will be adjusted effective July 1, 2003. If an eligible director elects to participate in the Incentive Plan, his or her base annual director fee (which, for purposes of the Incentive Plan, is assumed to be $12,000) will be reduced by an amount specific to each eligible director effective July 1, 2003. An eligible employee or director who does not elect to participate in the Incentive Plan by July 1, 2003 is prohibited from participating in the Incentive Plan at a later date.

The Incentive Plan will be administered by a committee designated by the Board of Directors comprised solely of “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Committee”). The Board of Directors also has the authority to exercise the powers and duties of the Committee under the Incentive Plan. The Board of Directors currently expects that the Incentive Plan will be administered by the Compensation Committee.

The Incentive Plan provides for grants of incentive compensation awards (“Awards”) upon the substantial completion of the following milestones:

•	The Company has commenced construction of an anaerobic digester facility on or before August 31, 2003;

•	The Company has commenced construction of three or more anaerobic digester facilities on or before December 31, 2003;

•	The first anaerobic digester facility is operating at stated capacity, and permanent financing is in place (without penalties) with respect to such facility on or before June 30, 2004;

•	The Company has commenced construction of a total of eight or more anaerobic digester facilities on or before June 30, 2004;

•	The three facilities that started in 2003 are operating at stated capacity, and the Company commences an additional five anaerobic digester facility projects on or before December 31, 2004; and

•	The Company achieves positive cash flow on or before June 30, 2005, which the Committee determines, based on the backlog of facility projects, is sustainable for a period of not less than one year (the “Final Milestone”). For this

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

purpose, a backlog of five facility projects shall be deemed sufficient to create positive cash flow which is sustainable for one year.

Whether a particular milestone has been achieved will be determined by the Committee in its sole discretion.

The amount of a Participant’s Award upon the achievement of each milestone other than the Final Milestone will be equal to the Participant’s base pay (as of April 1, 2003) multiplied by the Participant’s Award Percentage. The Participant’s Award Percentage is equal to the Participant’s Adjustment Factor (as set forth below) multiplied by a percentage between 10% and 30%, for Participants who are employees, and 1% and 100%, for participants who are directors, as determined by the Company in its sole discretion prior to the date the Participant elects to participate in the Incentive Plan. The Adjustment Factor is as follows:

Participant’s Base Pay	Adjustment Factor
$0 to $125,000	80%
$125,000 to $199,999	67%
$200,000 or more	50%

A director who is a Participant will be deemed to have base pay equal to $2,000 multiplied by the number of board meetings attended by such director.

The amount of a Participant’s Award upon the achievement of the Final Milestone will be equal to the 2.5 times the sum of the dollar amount of all of the Awards earned by the Participant prior to the completion of the Final Milestone, multiplied by the ratio of the fair market value of a share of Common Stock at the time of the Award to $1.50.

A Participant whose employment with the Company or Microgy terminates, or who ceases to be a director of the Company, on or before the beginning of the 30-day period preceding the achievement of a milestone shall not be eligible for an Incentive Compensation Award with respect to such milestone. Awards under the Incentive Plan will be made, at the discretion of the Committee, in:

•	cash or shares of Common Stock contributed to the Company’s 401(k) Plan on behalf of a Participant, subject to certain limitations set forth in the Incentive Plan;

•	shares of Common Stock subject to a restricted stock agreement providing for vesting in increments of 25% per calendar quarter beginning on June 30, 2005 and ending on March 31, 2006 (“Restricted Shares”), to the extent in excess of the amount which can be contributed to the 401(k) Plan;

•	direct cash payments, to the extent in excess of the amount which can be contributed to the 401(k) Plan; or

•	a combination of the foregoing.

An aggregate of up to 2,000,000 shares of Common Stock may be issued to participants in the Incentive Plan pursuant to Awards granted under the Incentive Plan.

New Plan Benefits

With respect to the completion of each milestone other than the Final Milestone, the maximum values of the amounts that may be awarded under the Incentive Plan with respect to each Participant are as follows:

PARTICIPANT	MAXIMUM VALUES
Steven J. Brunner	$6,880
Daniel J. Eastman	$9,020

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Clay G. Walton	$9,600
Edward G. Chapman	$8,000
Jimmy Chow	$8,000
Joseph E. Cresci	$60,000
Tammy Johnson	$3,440
Donald A. Livingston	$20,000
Jeffrey R. Macartney	$10,667
Michael A. McCabe	$9,600

Because the amounts to be received upon completion of the Final Milestone are dependent upon the future performance of the Company and the future price of its Common Stock, it is not possible for the Company to determine at this time the amounts to be received by participants in the Incentive Plan.

Federal Income Tax Consequences

401(k) Plan Contributions. Contributions to and distributions from the 401(k) Plan in connection with Awards under the Incentive Plan will be governed by the normal rules regarding tax-qualified plan contributions and distributions, including the rules relating to excise taxes and penalties regarding early withdrawals. In general, income that would otherwise be recognized by a Participant upon the grant of an Award which is contributed to the 401(k) Plan will be deferred.

Restricted Shares. A Participant will not have income upon the grant of Restricted Shares unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a Participant will have compensation income equal to the value of the shares less the purchase price, which, under the Incentive Plan, may be nominal. When the shares are sold, the Participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the date of grant. If the Participant does not make an 83(b) election, then, when the shares vest, the Participant will have compensation income equal to the value of the shares on the vesting date less the purchase price. When the shares are sold, the Participant will have capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. Any capital gain or loss will be long-term if the Participant held the shares for more than one year and otherwise will be short-term.

Cash. Any cash received directly by a Participant under the Incentive Plan will result in compensation income to the Participant equal to the amount of cash received.

Tax Consequences to the Company. There will be no tax consequences to the Company except that we will be entitled to a deduction when a Participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendations

The Board of Directors of the Company believes that the Incentive Plan is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

EQUITY COMPENSATION PLAN INFORMATION (1)

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2)	1,141,962	$0.86	4,263,038	(3)
Equity compensation plans not approved by security holders	620,000(4)	$0.66	—

Total	1,761,962	$0.79	4,263,038

(1)	The information contained in this table does not account for shares under the 2003 Incentive Compensation Plan, which is being submitted to stockholders for approval at the Meeting.
(2)	Consists of the following compensation plans: 1993 Director Option Plan, 2001 Stock Incentive Plan and 2002 Director Option Plan.
(3)	Consists of shares available for issuance under our 1993 Director Option Plan (170,000 shares), 2001 Stock Incentive Plan (2,278,671 shares) and 2002 Director Option Plan (1,850,000 shares).
(4)	The options, warrants and rights to purchase 620,000 shares issued under compensation arrangements not approved by security holders consist of: 20,000 non-qualified ten-year options exercisable at $0.6875 per share issued to two directors in April 1996; options for 450,000 shares and warrants for 50,000 shares issued in 2001; and options for 100,000 shares issued in 2002.

REPORT OF THE AUDIT COMMITTEE

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a written charter adopted by the Board of Directors in April 2001. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing an independent accountants’ report on such financial statements. The Audit Committee reviews with management the Company’s consolidated financial statements; reviews with the independent accountants their independent accountants’ report; and reviews the activities of the independent accountants. The Audit Committee approves the engagement of the independent accountants and recommends to the Board of Directors, subject to shareholder ratification, the appointment of the Company’s independent accountants each year. The Audit Committee also considers the adequacy of the Company’s internal controls and accounting policies. Mr. Blampied is the chairman of the Audit Committee and Mr. Matthews is a member. Although the Company’s Common Stock is traded on the OTC Bulletin Board, and, therefore, the Company is not subject to the Nasdaq Marketplace Rules, each of the members of the Audit Committee is an independent director of the Company within the meaning of Rule 4200(a)(14) of the Nasdaq Marketplace Rules.

The Audit Committee has reviewed and discussed the audited financial statements with management of the Company. The Audit Committee has discussed with the Company’s independent certified public accountants the matters required to be discussed by SAS 61. In addition, the Audit Committee has received the written disclosures and letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants matters pertaining to their independence. The Audit Committee based upon the reviews and discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2002 for filing with the Securities and Exchange Commission. The Audit Committee and Board of Directors has also recommended, subject to stockholder approval, the selection of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2003.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Respectfully submitted by the Audit Committee,

Peter J. Blampied

Tom Matthews

INDEPENDENT AUDITORS’ FEES

Deloitte & Touche LLP served as the Company’s independent auditors for the fiscal years ended December 31, 2001 and 2002, respectively. Deloitte & Touche LLP’s fees billed for professional services rendered to the Company for the fiscal years ended December 31, 2001 and 2002 are described below.

Audit Fees. Deloitte & Touche LLP billed EPC an aggregate of $118,750 and $141,800 in the fiscal years ended December 31, 2001 and 2002, respectively, for professional services rendered in connection with the audit of EPC’s financial statements and the reviews of financial statements included in each of EPC’s Quarterly Reports on Form 10-Q for the years indicated.

Tax Fees. Deloitte & Touche LLP billed EPC an aggregate of $0 and $3,750 for the fiscal years ended December 31, 2001 and 2002, respectively, for tax compliance, tax planning and tax advisory services rendered to EPC and its affiliates.

All Other Fees. Deloitte & Touche LLP billed EPC an aggregate of $4,682 and $0 for the fiscal years ended December 31, 2001 and 2002, respectively, for other services rendered during such years.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

Summary Compensation Table: The following table sets forth certain information with respect to the annual and long-term compensation of our Chairman and Chief Executive Officer, and each other executive officer earning in excess of $100,000 in salary and bonus in 2002 for the three fiscal years ended December 31, 2002. Such persons are referred to as the “Named Executives.”

Name Principal Position	Year	Annual Compensation				Long–Term Compensation Options
		Salary		Bonus
Joseph E. Cresci Chairman, Chief Executive Officer and Secretary	2002 2001 2000	$ $ $	400,000 285,417 150,000	$	— — 350,000	— — —
Donald A. Livingston President and Chief Operating Officer	2002 2001 2000	$ $ $	400,000 285,417 150,000	$	— — 350,000	— — —
R. Jeffrey Macartney(1) Chief Financial Officer and Treasurer	2002 2001 2000		$109,333 — —		— — —	100,000 — —

(1)	Mr. Macartney joined EPC on April 26, 2002. Therefore, no information is provided for 2000 or 2001.

Stock Option Grants: The following table contains information concerning the grant of stock options made during 2002 under the Company’s 2001 Stock Incentive Plan to the Named Executives:

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in 2002	Exercise Price ($/Sh)	Expiration Date	Value of Option at Time of Issue
Joseph E. Cresci	0		0.00%	$—	0	$—
Donald A. Livingston	0		0.00%	$—	0	$—
R. Jeffrey Macartney	100,000	(1)	9.17%	$0.58	5/22/2012	$46,647	(2)

(1)	Options vest as to 25,000 shares on each of the first four anniversaries of the May 22, 2002 grant date.
(2)	Calculated using Black-Scholes Option Pricing Model with the following assumptions: stock price of $0.58, annual volatility of 72.47%, no dividends, maturity of 10 years, and interest rate of 4.85%.

Aggregated Option Exercises in 2002 and 2002 Year-End Option Values: The following table sets forth information regarding the exercise of stock options during 2002 and the number and value of unexercised options held at December 31, 2002 by each Named Executive.

Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2002 Exercisable/Unexercisable	Value of Unexercised “In–the- Money” Options at December 31, 2002 Exercisable/Unexercisable(1)
Joseph E. Cresci	—	—	0/0	$0
Donald A. Livingston	—	—	0/0	$0
R. Jeffrey Macartney	—	—	0/100,000	$0/$0

(1)	Options are “in-the-money” if the fair market value of the underlying securities exceeds the exercise price of the options. Options in the table were not in the money, as the $0.58 exercise price exceeded $0.20 per share, the closing price per share on December 31, 2002.

Defined Benefit Pension Plan: Effective January 1, 1998 we established a non-contributory defined benefit pension plan (the “Pension Plan”) covering all of our employees who are at least 21 years of age and who have completed at least one year of service. Under the Pension Plan, the benefits payable to each employee at normal retirement age 62 are based on years of service and compensation during the three consecutive years of the latest 10 years immediately preceding retirement which would yield the highest monthly benefit payment. Employees who have at least 20 years of service at the time of their retirement would receive the maximum retirement benefit. Our general funding policy is to contribute annually to the Pension Plan the maximum amount that can be deducted for Federal income tax purposes.

Effective January 1, 2003 we amended the Pension Plan to provide that benefits earned after 2002 will accrue at the rate of 1.5% of average compensation (with no cap on service) and will be payable at age 65 rather than age 62. Existing accrued benefits will remain intact. The amended Pension Plan has a two-year waiting period before employees enter the Pension Plan, rather than one year. Employees who join the Pension Plan after two years will be fully vested at that time.

The following table shows the estimated annual pension benefits payable upon retirement to a participant in the Pension Plan for various salary levels and years of service.

Average Annual Compensation	Years of Service
	10	15	20	25
100,000	15,000	22,500	30,000	37,500
150,000	22,500	33,750	45,000	56,250
200,000	30,000	45,000	60,000	75,000
250,000	30,000	45,000	60,000	75,000

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

During fiscal year 2002, the maximum amount of annual compensation which may be included for Pension Plan purposes was $200,000. The figures shown above apply under the Pension Plan as amended. The benefit amounts listed are not subject to any deduction for Social Security or other offset amounts. As a result of limitations imposed under the Federal income tax law, the maximum annual benefit payable under the Pension Plan for the fiscal year ending December 31, 2002 is $160,000, although the amount will be actuarially adjusted in accordance with Federal income tax regulations if payments commence prior to or following the date that unreduced Social Security benefits become payable. As of December 31, 2002, Messrs. Cresci and Livingston each had twenty years of credited service under the Plan.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors determines the Company’s executive compensation policy and sets compensation for the Chairman and Chief Executive Officer (the “CEO”) and the President and Chief Operating Officer (the “COO”).

The Compensation Committee’s policy is to offer the CEO and COO competitive compensation packages that will permit the Company to attract and retain individuals with superior abilities and to motivate and reward such individuals on the basis of the Company’s performance in an appropriate fashion in the long-term interests of the Company and its stockholders. Currently, executive compensation is comprised of salary and cash bonuses that may be awarded from time to time. In previous years, the Company offered its executive officers long-term incentive opportunities in the form of stock options and restricted stock awards under the Company’s now expired 1990 Stock Plan. The Board of Directors determined that it was in the best interest of the Company to establish another stock incentive plan, in order to continue to offer long-term incentive opportunities for executive officers and other employees. In November 2001, the Company’s stockholders approved the 2001 Stock Incentive Plan.

The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the CEO and COO. The Compensation Committee does not utilize any specific quantitative formula or targets in making compensation decisions. While the Compensation Committee considers corporate performance measures such as net income, earnings per share, return on assets and return on equity, the Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major projects and demonstrated leadership ability. Base salaries for the CEO and COO are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer’s position. Salaries are generally reviewed periodically and adjusted as warranted to reflect individual officer performance. The Compensation Committee focuses primarily on total annual compensation, including incentive awards and benefits derived from other fringe benefits such as the Pension Plan, rather than base salary alone, as the appropriate measure of executive officer performance and contribution. Compensation decisions regarding executive officers other than the CEO and COO are made by the CEO and COO.

As discussed in the section “Compensation of Executive Officers” above, the Company established the Pension Plan effective January 1, 1998 to provide retirement benefits to all of its eligible employees including the CEO and COO. The Company funded its 1998 contribution to the Pension Plan of $255,062 during 1999, which contribution benefited the CEO and COO in the amounts of $132,416 and $109,431, respectively. In December 1998, in anticipation of receiving this benefit from the Pension Plan, the CEO and COO each elected to repay to the Company a portion of their 1998 compensation in an amount equal to the benefit they would receive from the 1998 contribution to the Pension Plan. As a result, the 1998 annual compensations of the CEO and COO were reduced from $200,000 and $200,000, respectively, to $67,584 and $90,569, respectively. Effective January 1, 2003 we amended the Pension Plan, as described above.

During 1999, the responsibilities of the CEO and COO became less complex after the settlement of the Milesburg litigation, therefore the Compensation Committee set a lower base salary for the CEO and COO and established a policy of rewarding these executive officers with cash bonuses which were tied to successful achievements, improvements in results and the fulfillment of corporate goals. In March 1999, to further these objectives, the Compensation Committee ratified the establishment of the Pension Plan, reduced the annual base salaries for the

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

CEO and COO from $200,000 to $150,000, and considered various bonus incentives for these executive officers. The Compensation Committee considered the lower base salaries, when combined with the estimated benefits that the CEO and COO would receive from the Pension Plan and bonus incentives, to be an appropriate compensation package for the CEO and COO at that time.

In April 2000, the Compensation Committee awarded the CEO and COO each a bonus of $100,000. In deciding to award this bonus, the Compensation Committee considered factors including the very successful results achieved by the CEO and COO in the settlement of the Company’s long-standing litigation with Pennsylvania Electric Company.

In December 2000, the Compensation Committee awarded the CEO and COO each a bonus of $250,000 to acknowledge the significant progress made toward the settlement of the Sunnyside litigation as well as the increase in their duties to formulate and assess restructuring options, consider sale and merger proposals, and evaluate prospects for business expansion. However, due to concerns about the Company’s ongoing cash requirements, the Compensation Committee requested that the CEO and COO use substantially all of the proceeds from these cash bonuses to repay their outstanding loans due to the Company. The Compensation Committee agreed, however, to allow the CEO and COO to borrow back sufficient funds to pay their individual tax obligations resulting from these bonuses subject to the Company’s receipt of a settlement payment from the Sunnyside litigation. The Compensation Committee felt this arrangement properly compensated the CEO and COO for their present achievements, duties and responsibilities while also preserving the Company’s cash resources for ongoing business activities.

April 2001, the Company received $1,500,000 pursuant to a settlement of the Sunnyside litigation and the CEO and COO each borrowed back $100,000 from the Company. On June 15, 2001 in order to reflect the increase in their workload and responsibility due the imminent acquisition of Microgy, the salaries of the CEO and COO were increased to their present level of $400,000. There were no cash bonuses paid to these executives in 2001.

In 1993, Congress enacted Section 162(m) of the Internal Revenue Code, which prevents publicly held corporations from deducting compensation in excess of $1 million paid to CEO’s and the four highest compensated officers unless the compensation is performance-based. The Company’s compensation program currently is not of a level such that this limit would apply.

Respectfully submitted by the Compensation Committee,

Jessie Knight, Jr.

August Schumacher, Jr.

Robert I. Weisberg

Employment Termination and Change-in-Control Arrangements

While not party to a formal employment agreement, in April 2002 EPC and Mr. Macartney executed summary terms of EPC’s employment of Mr. Macartney as Chief Financial Officer of EPC. Under such terms, Mr. Macartney receives a base salary of $160,000 annually, subject to discretionary salary increases and annual discretionary bonuses determined by the Chief Executive Officer. Mr. Macartney received an option grant to acquire 100,000 shares of Common Stock at an exercise price of $0.58 per share in May 2002 upon becoming Chief Financial Officer of EPC and is eligible for an annual discretionary option grant to be determined by the CEO. EPC provides a leased vehicle for Mr. Macartney’s use. Mr. Macartney is an at-will employee. However, in the event Mr. Macartney’s employment is terminated as a result of a new CEO hiring a new CFO, Mr. Macartney will receive one year’s severance and benefits, including health coverage and use of the company leased vehicle for one year. Mr. Macartney would then also be granted an additional option to purchase 100,000 shares of Common Stock. All 200,000 options granted to Mr. Macartney would become immediately vested and would remain exercisable based on the dates in the stock option agreements. In the event Mr. Macartney’s employment is terminated for any other reason, he will receive six months severance and benefits, including but not limited to health coverage and use of the company leased vehicle for six months. The 100,000 options he currently holds would become immediately vested and be exercisable based on the dates in the stock option agreement.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

STOCK PERFORMANCE GRAPH

The following graph compares the Company’s cumulative stockholder return on its Common Stock with the return on the NASDAQ Market Index and with the SIC Code 4911 (Electric Services) Index for the five year period ended December 31, 2002.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Certain Relationships and Related Transactions

During 1993 and 1995, Messrs. Cresci and Livingston exercised options to purchase shares of the Company’s Common Stock. As payment for the exercise price of these stock options, EPC accepted promissory notes payable upon our demand from Messrs. Cresci and Livingston aggregating $332,875 and $428,281, respectively. In 2000, EPC asked that a portion of these notes be repaid using the proceeds from bonuses due to concerns about ongoing cash requirements. In April 2001, the Company received $1,500,000 pursuant to a settlement of the Sunnyside litigation and Messrs. Cresci and Livingston were allowed to each borrow $100,000. As of December 31, 2002, Messrs. Cresci and Livingston had aggregate balances due to EPC of $186,875 and $410,498, respectively under these notes and loans. Interest on these notes and loans, which is payable monthly at the Applicable Federal Rate, amounted to $14,919 in the aggregate during 2002 and has been fully collected from Messrs. Cresci and Livingston.

In September 1997, Mr. Weisberg exercised options to purchase 80,000 shares of the Company’s Common Stock. As payment for the exercise price of these stock options, we accepted a promissory note which is payable upon our demand from Mr. Weisberg in the amount of $48,575. Interest on this note, which is payable quarterly at the Applicable Federal Rate, amounted to $1,213 in 2002 and has been fully collected from Mr. Weisberg.

On September 14, 2001, we borrowed $750,000 from Alco Financial Services, LLC (“Alco”). Robert Weisberg, a Director of Environmental Power, Corp. is the President, Director and a member of Alco. The loan is evidenced by a promissory note that bears interest at the prime rate plus 3.5%. We also pay an administrative fee of 0.6% per month and paid a commitment fee of $7,500 to secure the loan. The loan is secured by all of our assets (other than the stock of its subsidiary, Buzzard Power Corporation). In connection with the loan, we granted Alco five year warrants to purchase 50,000 shares of common stock at $0.60 per share. During 2002, we recognized interest expense and administrative fees of $62,563 and $61,500, respectively for this loan.

On November 14, 2001 EPC entered into a consulting agreement with SJH & Company Inc. (“SJH”). August Schumacher, Jr., a director of the Company, is a managing director of SJH. SJH provides EPC consulting services on an hourly basis regarding the agricultural and agribusinesses. EPC paid SJH fees of $271,329 in 2002 and has to date paid fees of $46,943 for 2003.

On May 2, 2002, Benjamin Brant, a director of EPC and a former officer of our Microgy subsidiary, granted to EPC a transferable one-year option to purchase 1,802,486 shares of his Common Stock at $0.35 per share. EPC was required to exercise the option to purchase at least 342,857 of such shares by specified times. As of March 5, 2003 EPC had exercised the option to purchase 100% of the required 342,857 shares. To the extent any portion of the option expires unexercised, Mr. Brant would grant EPC a transferable right of first refusal for the underlying shares for a 12-month period beginning upon expiration of the option. Mr. Brant also agreed to deliver an additional 197,514 shares of his Common Stock to EPC in satisfaction of an obligation in the amount of $69,129 to Microgy by a company of which Mr. Brant is a principal. Mr. Brant had previously guaranteed this obligation to Microgy under a June 2001 agreement. Mr. Brant also agreed to a 24-month standstill whereby an additional 753,066 shares of his Common Stock would not be sold into the public markets.

On May 22, 2002, EPC granted Madison Power a ten-year option to purchase 100,000 shares of common stock at $.58 per share. Edward Chapman, a Senior Vice President of EPC, is an owner of Madison Power. The options were issued in connection with Mr. Chapman’s consulting services prior to joining EPC as an officer.

On August 13, 2002, we issued 790,000 units in a private placement at a price of $1.00 per unit, for aggregate gross proceeds of $790,000. Each unit consisted of one share of newly issued common stock and one share of treasury common stock. An aggregate of 1,580,000 shares were sold as part of the units issued on August 13, including 790,000 shares from treasury. As a result, our outstanding shares of common stock increased from 19,873,359 to 21,453,359.

On September 19, 2002, we issued an additional 250,000 units in such private placement at a price of $1.00 per unit, or $250,000, in the aggregate. An aggregate of 500,000 shares were sold as part of the units issued on September 19, 2002 including 250,000 shares from treasury. As a result, our outstanding shares of common stock further increased from 21,412,839 to 21,912,839.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

The following Directors and Named Executives participated in the private placements outlined above: Joseph E. Cresci purchased 200,000 shares at $.50 per share; Jessie Knight, Jr. purchased 100,000 shares at $.50 per share; and, R. Jeffrey Macartney purchased 40,000 shares at $.50 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the “SEC”). Officers, directors and holders of ten percent or more of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all such forms they file.

The Company believes, based solely on its review of the copies of forms received by it, or written representations from certain reporting persons, that its officers, directors and ten-percent or greater beneficial owners complied with all filing requirements applicable to them for 2002 and did so in a timely fashion, except that a Form 3 for Mr. Macartney was filed five days late, Form 3s for Messrs. Schumacher, Matthews and Knight were filed 36 days late, a Form 4 for Mr. Cresci reporting a 5,000 share purchase was filed 62 days late and a Form 4 for Mr. Weisberg, reporting the grant of an option to acquire 10,000 shares of Common Stock under the 1993 Directors Option Plan was filed five days late.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2004 Annual Meeting of Stockholders of the Company must be received at the Company’s principal executive offices (i) not later than March 2, 2004 or (ii) in the event the date of the 2004 Annual Meeting changes by more than 30 days from the Meeting, a reasonable time before the Company mails its proxy materials for the 2004 Annual Meeting. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for stockholder proposals. If the Company does not receive notice of any matter that is to come before the stockholders at the 2004 Annual Meeting of Stockholders on or before (i) May 16, 2004, which corresponds to forty-five days before the date on which the Company first mailed this proxy statement, or (ii) in the event the date of the 2004 Annual Meeting changes by more than 30 days from the day of the year in 2003 that the Meeting was held, a reasonable time before the Company mail its proxy materials for the 2004 Annual Meeting, the proxy for the 2004 Annual Meeting of Stockholders may, pursuant to Rule 14a-4(c) of the Proxy Rules under the Securities Exchange Act of 1934, confer discretionary authority to vote on the matters presented. In order to be eligible to submit a proposal, a stockholder must have continuously held at least $2,000 in market value, or 1%, of the Company’s Common Stock for at least one year by the date the proposal is submitted, and must continue to hold those securities through the date of the 2004 Annual Meeting. Each stockholder may submit no more than one proposal for the 2004 Annual Meeting, and such proposal may not exceed 500 words.

OTHER MATTERS

The Board of Directors knows of no business that will be presented for consideration at the Meeting other than those matters described in this Proxy Statement. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

ANNUAL REPORT ON FORM 10-K

You may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission without charge by writing to: Investor Relations,

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Environmental Power Corporation, One Cate Street, Portsmouth, New Hampshire 03801. The Company’s Annual Report on Form 10-K, as well as additional public filings, press releases and information about the Company, are also available on the internet from the Company’s web site which is located at www.environmentalpower.com.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Environmental Power Corporation, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801, Telephone: (603) 431-1780. If you want to receive separate copies of the Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

The Board of Directors hopes that you will attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience. If you attend the Annual Meeting you may still vote your stock personally even though you may have already sent in your proxy.

Portsmouth, New Hampshire	By order of the Board of Directors

June 30, 2003	/s/ JOSEPH E. CRESCI

Secretary

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Appendix 1

ENVIRONMENTAL POWER CORPORATION

AMENDED AND RESTATED 2002 DIRECTOR OPTION PLAN

1. PURPOSE

The purpose of this 2002 Director Option Plan (the “Plan”) of Environmental Power Corporation (the “Company”) is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company’s future progress and to provide them with a further incentive to remain as directors of the Company.

2. ADMINISTRATION

The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic and non-discretionary in accordance with Section 5. However, all questions of interpretation of the Plan or of the any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

3. DIRECTORS ELIGIBLE FOR PARTICIPATION

Each director of the Company (serving as such on or after the close of business on the Effective Date of this Plan) who is not an employee of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4. STOCK SUBJECT TO THE PLAN

(a) The maximum numbers of shares which may be issued under the Plan shall be two million (2,000,000) shares of the Company’s Common Stock, $.01 par value per share (“Common Stock”).

(b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

(c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal revenue Code of 1986, as amended to date and as may be amended from time to time (the “Code”).

5. TERMS, CONDITIONS AND FORM OF OPTIONS

Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

(a) Option Grants and Dates. Upon effectiveness of the Plan, options to purchase 100,000 shares shall be granted automatically to any eligible director (as defined in Section 3) on the close of business on the date of his or her initial election or appointment to the Board of Directors if such initial election or appointment occurs on or after the date of the 2002 Annual Meeting. Furthermore, options to purchase 100,000 shares shall be granted automatically to each eligible director (regardless of whether such eligible director was first elected or

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

appointed before, on or after the date of the 2002 Annual Meeting), on the later of (i) the date of the first meeting of the Board of Directors of the Corporation following the Corporation’s Annual Meeting of Stockholders each year or (ii) the first anniversary of the date of the last automatic option grant pursuant to this Section 5(a), provided that, in no event will the number of shares subject to options granted to any eligible director in any twelve-month period under the Plan exceed 100,000.

(b) Reduction of Shares Subject to Option; Exercisability. Notwithstanding Section 5(a) above, any options which have been granted to an eligible director under the Company’s 1993 Director Option Plan within twelve months prior to any grant under this Plan shall be deducted from the option grant due such director under the Plan. All options granted under the Plan will be immediately exerciseable.

(c) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal (i) if the Shares are then listed on a national securities exchange or reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) OTC Bulletin Board, or other system reporting a close price, the closing price of a Share on the date of grant (or, if no such price is reported on such date, such price as reported on the nearest preceding day) (ii) if the shares are then not so listed or reported but traded in the over-the-counter market, the average closing bid and asked prices per share on such date; or (iii) the fair market value of the stock on the date of grant, as determined by the Board of Directors, if the shares are not publicly traded.

(d) Option Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in section 414(p) of the Code), and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(e) Exercise Period. Except as otherwise provided in the Plan, each option may be exercised fully on the date of grant of such option, provided, that subject to the provisions of Section 5(f), no option may be exercised more than 90 days after the optionee ceases to serve as a director of the Company. No option shall be exercisable after the expiration of ten (10) years from the date of grant or prior to approval of the Plan by the stockholders of the Company.

(f) Exercise Period Upon Disability or Death. Notwithstanding the provisions of Sections 5(e), any option granted under the Plan:

(i) may be exercised in full by an optionee who becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while serving as a Director of the Company; or

(ii) may be exercised

(x) in full upon the death of an optionee while serving as a director of the Company, or

(y) to the extent then exercisable upon the death of an optionee within 90 days of ceasing to serve as a director of the Company,

by the person to whom it is transferred by will, by the laws of descent and distribution, or by written notice filed pursuant to Section 5(i);

in each such case within the period of one year after the date the optionee ceases to be such a director; provided, that no option shall be exercisable after the expiration of ten (10) years from the date of grant.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

(g) Exercise Procedure. Option may be exercised only by written notice to the Company at its principal office accompanied by payment of the full consideration for the shares as to which they are exercised.

(h) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price in cash, by check (bank check, certified check or personal check), by money order, or with the approval of the Company in its sole and absolute discretion (and upon such terms and conditions as the Company may require) (i) by delivering to the Company for cancellation Common Stock of the Company with a fair market value as of the date of exercise equal to the option price or the portion thereof being paid by tendering such shares, (ii) by delivering to the Company the full option price in a combination of cash and Holder’s full recourse liability promissory note with a principal amount not to exceed eighty percent (80%) of the option price and a term not to exceed five (5) years, which promissory note shall provide for interest on the unpaid balance thereof which at all times is not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto or (iii) by delivering to the Company a combination of cash, the holder’s promissory note and Common Stock of the Company with an aggregate fair market value and a principal amount equal to the option price. The fair market value of any shares or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

(i) Exercise by Representative Following Death of Director. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6. ASSIGNMENTS

The rights and benefits under the Plan may not be assigned except for the designation of a beneficiary as provided in Section 5.

7. TAKE TIME FOR GRANTING OPTIONS

All options for shares subject to the Plan shall be granted, if at all, not later than December 31, 2007.

8. LIMITATION OF RIGHTS

(a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

(b) No Stockholders’ Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his options under the date of the issuance to him of a stock certificate therefore, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

9. CHANGES IN CAPITAL STOCK

(a) If (x) the outstanding shares are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (y) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares or other securities, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company reorganization, recapitalization, reclassification, stock dividend, stock split, reserve stock split or other similar transaction with respect to such shares or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, and (ii) the number and kind of

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 9 if such adjustment would cause the Plan to fail to comply with Rule 16b-3 or any successor rule promulgated pursuant to Section 16 of the Securities Exchange Act of 1934.

(b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, take one or more of the following actions: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, or (iii) if, under the terms of a merger transactions, holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the “Merger Price”), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options.

10. AMENDMENT OF THE PLAN

The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan or the number of shares issuable to any director of the Company under the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. The Plan may not be amended more than once in any six-month period.

11. WITHHOLDING

The Company shall have the right to deduct from payments of any kind otherwise due to the optionee, any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan.

12. EFFECTIVE DATE AND DURATION OF THE PLAN

(a) Effective Date. The Plan shall become effective when approved by the Board of Directors and the Company’s shareholders. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval shall become effective when adopted by the Board of Directors, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee) unless and until such amendment shall have been approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee.

(b) Termination. Unless sooner terminated in accordance with Section 9, the Plan shall terminate upon the earlier of (i) the close of business on December 31, 2007, or (ii) the date on which all shares

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

available for issuance under the plan shall have been issued pursuant to the exercise or cancellation or options granted the Plan. If the date of termination is determined under (i) above, the options outstanding on such date shall thereafter continue to have full force and effect in accordance with the provisions of the instruments evidencing such options.

13. NOTICE

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

14. GOVERNMENTAL REGULATION

The Company’s obligation to sell and deliver shares of the Common Stock under the Plan is subject to the approval of or requirements of any governmental authority applicable in connection with the authorization, issuance or sale of such shares.

15. COMPLIANCE WITH RULE 16B-3

Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b or its successor promulgated pursuant to Section 16 of the Securities Exchange Act of 1934. To the extent any provision of the plan or action by the Board of Directors in administering the Plan fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.

16. GOVERNING LAW

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Appendix 2

2003 INCENTIVE COMPENSATION PLAN

Pursuant to a resolution of its board of directors, Environmental Power Corporation, a Delaware corporation, hereby adopts the 2003 Incentive Compensation Plan, as follows:

ARTICLE 1

PURPOSE

The purpose of the 2003 Incentive Compensation Plan (the “Plan”) is to align the goals of Employees with the goals of the Company.

ARTICLE 2

DEFINITIONS

2.1	“Adjustment Factor” means, with respect to a Participant who is an Employee, the percentage determined in accordance with the following table:

Base Pay	Adjustment Factor %
$0 to $125,000	80%
$125,001 to $199,999	67%
$200,000+	50%

The Adjustment Factor of a Participant who is a Director shall be 80%.

2.2	“Award Percentage” means, with respect to a Participant, the percentage described in Section 4.5.

2.3	(a) “Base Pay” means, with respect to a Participant who is an Employee, a Participant’s annual base salary, as in effect on April 1 of the calendar year in which the Employee becomes a Participant, or such other date as may be specified by the Committee.

(b)	With respect to a Participant who is a Director, “Base Pay” shall be deemed to be $2,000, multiplied by the number of Board of Directors’ meetings which take place during the calendar year in which the Director becomes a Participant.

2.4	“Board” means the board of directors of the Company.

2.5	“Change in Control” means: (a) a merger, reorganization or consolidation of the Company or Microgy as a result of which the holders of the Company’s outstanding Stock immediately prior to the transaction hold less than a majority of the outstanding stock of the surviving entity immediately after the transaction, (b) the sale of all or substantially all of the assets of the Company to an unrelated person, (c) the sale of all the Stock of the Company to an unrelated person or entity, or (d) any other transaction in which the owners of the Company’s outstanding

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction.

2.6	“Code” means the Internal Revenue Code of 1986, as amended.

2.7	“Committee” means a committee of Directors designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Incentive Compensation Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.

2.8	“Company” means Environmental Power Corporation, a Delaware corporation, and any successor corporation.

2.9	“Director” means a member of the Board.

2.10	“Employee” means an individual who is a common law employee of the Company or Microgy.

2.11	“Fair Market Value” means, with respect to any property (including, without limitation, any shares of Stock or other securities), the fair market value of such property determined by such method or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of any shares of Stock as of a given date shall be determined as follows:

(a) if the Stock is then listed on a national securities exchange, the Nasdaq National Market or any other exchange or system reporting a closing price, the closing price of a share of the Stock on such date;

(b) if the Stock is not then so listed or reported but traded on the OTC Bulletin Board or the Bulletin Board Exchange, the average closing bid and asked prices of a share of Stock on such date; or

(c) in all other cases, the fair market value per share of Stock, as estimated in good faith by the Committee.

2.12	“Final Milestone” means the goal described in Section 4.1(c).

2.13	“401(k) Plan” means the Environmental Power Corporation 401(k) Savings Plan, together with any and all supplements, schedules and amendments thereto that may be in effect.

2.14	“Incentive Compensation Award” means an amount awarded under Article 4.

2.15	“Microgy” means Microgy Cogeneration Systems, Inc.

2.16	“Milestone” means a Regular or Final Milestone.

2.17	“Regular Milestone” means each of the goals described in Section 4.1(b).

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

2.18	“Participant” means an Employee or Director who participates in the Plan in accordance with Section 3.1.

2.19	“Plan” means the 2003 Incentive Compensation Plan as set forth herein, together with any and all supplements, schedules and amendments hereto that may be in effect.

2.20	“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor rule or regulation.

2.21	“Stock” means the common stock, $0.01 per value, of the Company.

ARTICLE 3

PARTICIPATION

3.1	2003 Employees. Each individual who is an Employee or Director on June 1, 2003 is eligible to participate in the Plan. Each Employee or Director can join the Plan in accordance with the administrative procedures established by the Company. As a result of participating in the Plan, a Participant’s compensation shall be adjusted. With respect to each individual who is an Employee or Director as of June 1, 2003, the effective date of any such adjustment shall be July 1, 2003. An individual who is an Employee or Director on June 1, 2003 and who does not join the Plan on July 1, 2003 shall be prohibited from joining the Plan at a later date, and shall not have any rights hereunder.

3.2	Future Employees. Employees first employed after June 1, 2003 may be allowed to participate in the Plan, subject to the terms and conditions hereof, with the approval of the Committee.

ARTICLE 4

INCENTIVE COMPENSATION

4.1	Milestones—General . The Plan is based upon the achievement of Milestones. The determination of whether a Milestone has been completed shall be within the sole discretion of the Committee.

(a) For purposes of this section, the following definitions shall apply:

(i)	“Facility” means an anaerobic digestion facility which is part of the business development of Microgy

(ii)	“Positive cash flow” means that cash receipts exceed cash operating expenditures.

(b) The Regular Milestones are:

(i)	The Company has commenced construction of a facility on or before October 1, 2003;

(ii)	(ii) The Company has commenced construction of three or more facilities on or before December 31, 2003;

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

(iii)	The first facility is operating at stated capacity, and permanent financing is in place (without penalties) with respect to such facility on or before June 30, 2004;

(iv)	The Company has commenced construction of a total of eight or more facilities on or before June 30, 2004; and

(v)	The three facilities that started in 2003 are operating at stated capacity, and the Company commences an additional five facility projects on or before December 31, 2004.

(c) The Final Milestone is: the Company achieves positive cash flow on or before June 30, 2005, which the Committee determines, based on the backlog of facility projects, is sustainable for a period of not less than one year. For this purpose, a backlog of five facility projects shall be deemed sufficient to create positive cash flow which is sustainable for one year.

4.2	Regular Milestone Award. Upon substantial completion of each Regular Milestone, a Participant shall earn an Incentive Compensation Award equal to his Base Pay multiplied by his Award Percentage.

4.3	Final Milestone Award. Upon substantial completion of the Final Milestone, each Participant shall earn an Incentive Compensation Award equal to 2.5 times the sum of the Regular Milestone awards he has earned, multiplied by the ratio of the Stock price at the time of award to $1.50.

4.4	Eligibility For an Award of Incentive Compensation. (a) Subject to subsection (b), a Participant shall be entitled to an Incentive Compensation Award with respect to a Milestone only if he has been an Employee for at least 90 days.

(b) A Participant who terminates employment with, or ceases to be a Director of, the Company or Microgy on or before the 30-day period preceding the completion of a Milestone shall not be eligible for an Incentive Compensation Award with respect to such Milestone.

4.5	Determination of Award Percentage; Notice. The Award Percentage is the product of:

(a) the Participant’s Adjustment Factor, and

(b) (i) with respect to a Participant who is an Employee, a percentage between 6.25% and 30% which the Company, in its sole discretion, shall determine with respect to each Employee, and

(ii) with respect to a Participant who is a Director, a percentage between 1% and 100%, which the Company, in its sole discretion, shall determine with respect to each Director.

A Participant’s Award Percentage shall be determined before the date on which the Participant joins the Plan. When a Participant joins the Plan, the Company shall notify the Participant of his Award Percentage and the amount to which he is entitled if and when each Milestone is successfully completed. The amount of each Participant’s Award Percentage is set forth in Appendix A to the Plan.

4.6	Time and Manner of Payment.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

(a) (i) Subject to paragraph (ii) and the following subsections of this section, the Incentive Compensation Award of a Participant who is an Employee shall be made, at the discretion of the Committee:

(A)	to the Participant’s account under the 401(k) Plan, which contribution shall be subject to the terms of the 401(k) Plan; or

(B)	in the form of restricted Stock, pursuant to and subject to the provisions of Article 5.

(ii) In no event shall a Participant’s annual contribution under the 401(k) Plan exceed the maximum amount permitted under Section 401(a) of the Code with respect to the 401(k) Plan.

(b) With respect to the Final Milestone, the excess, if any, of a Participant’s Incentive Compensation Award over the limit described in subsection (a)(ii) may, at the sole discretion of the Committee, be paid in the form of restricted Stock, pursuant to and subject to the provisions of Article 5, or as a cash bonus in accordance with Section 4.8.

(c) With respect to a Participant who is a Director, the Company shall provide the Director’s Incentive Compensation Award (if any) in the form of restricted Stock pursuant to and subject to the provisions of Article 5, except that the Committee, in its sole discretion, may provide all or part of a Director’s Incentive Compensation Award relating to the Final Milestone as a cash bonus in accordance with Section 4.7.

4.7	Bonuses. Any cash bonuses payable under the Plan shall be paid in increments of 12.5% each calendar quarter beginning June 30, 2005 and ending March 31, 2007.

ARTICLE 5

RESTRICTED STOCK GRANTS

5.1	Restricted Stock Grants. The Committee is hereby authorized to make grants of restricted Stock to Participants in accordance with the provisions of the Plan, having the terms and conditions set forth below and with such additional conditions not inconsistent with the provisions of the Plan as the Committee shall determine.

(a) Number of Shares. To the extent any Incentive Compensation Award is to be paid in shares of restricted Stock in accordance as determined pursuant to Article 4, the dollar amount of such Incentive Compensation Award to be so paid shall be used to determine the number of shares to be issued as restricted Stock at the time of award, by reference to the Fair Market Value of the Stock at the time of the award.

(b) Vesting. Any restricted Stock grants made under the Plan shall vest in increments of 25% per calendar quarter beginning June 30, 2005 and ending March 31, 2006, based on the Participant’s employment with the Company or Microgy, or, in the case of a Director, service as Director.

(c) Stock Certificates. Any certificates representing restricted Stock grants under the Plan shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such shares of restricted Stock.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

(d) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee during the applicable restriction period), all shares of restricted Stock subject to restriction at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such shares of restricted Stock.

5.2	Other Terms.

(a) Cash Consideration for Restricted Stock Grants. Grants of restricted Stock under the Plan shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Limitations on Transfer of Restricted Stock. No shares of restricted Stock shall be transferable by a Participant (otherwise than by will or by the laws of descent and distribution), nor may any Participant pledge, alienate or encumber any such shares, until all restrictions thereon have lapsed, and the Company shall not be required to recognize any attempted transfer, pledge, alienation or encumbrance in violation of this Section 5.2(b).

5.3	Adjustments. If any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company or other similar corporate transaction or event affecting the Shares dilutes or enlarges the benefits or potential benefits under the Plan, the Committee shall appropriately adjust either number or the type of the Company’s securities subject to this Plan, or both, or any existing Incentive Compensation Award.

ARTICLE 6

ADMINISTRATION

6.1	Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate future Participants; (ii) determine the Award Percentage of each Participant; (iii) determine whether, to what extent and under what circumstances Incentive Compensation Awards may be awarded in cash or in Stock; (iv) interpret and administer the Plan and any instrument or agreement relating to the Plan; (v) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Incentive Compensation Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon each Participant.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

6.2	Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

6.3	Power and Authority of the Board of Directors. If the Committee has not been designated, the Board shall exercise the powers and duties of the Committee under the Plan. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

ARTICLE 7

MISCELLANEOUS

7.1	Settlement. Subject to Section 4.6, the Committee shall determine whether Incentive Compensation Awards are paid in whole or in part in cash or in Stock.

7.2	Change in Control. Subject to the terms of the 401(k) Plan and the restricted Stock awards issued pursuant to Article 5, upon a Change in Control:

(a) Any Milestone, the targeted completion date of which is during the 125-consecutive day period commencing 62 days before the Change in Control, shall be deemed to be completed;

(b) Any and all outstanding awards of restricted Stock under Article 5 shall become fully vested;

(c) Any and all cash bonuses previously awarded hereunder shall become immediately due and payable to each Participant notwithstanding Section 4.7; and

(d) The Board, shall take one, and not more than one, of the following actions as selected by the Board:

(i)	Cause the liability associated with the then unachieved Milestones (other than a Milestone described in subsection (a)), the targeted completion date of which is after the Change in Control, to be accelerated. The amount payable to a Participant under this paragraph shall be equal to the present value of the amount to which the Participant would be entitled if each such Milestone were achieved, payable in cash or restricted Stock. For this purpose, present value shall be determined based on an interest rate of 7.5%;

(ii)	Cause the Plan to be assumed, or substantially equivalent new rights to be substituted therefor, by another entity; or

(iii)	Cause the Plan to be assumed, subject to the following modification: Incentive Compensation Awards that relate to any unachieved Milestone (other than a Milestone described in subsection (a)), the targeted completion date of which is after the Change in Control, shall be payable as follows:

a.	with respect to a Milestone that is achieved, in accordance with the terms of the Plan; and

b.	with respect to a Milestone that is not achieved, as if such Milestone had been achieved but at 50% of the amount to which Participant

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

would otherwise have been entitled in accordance with the terms of the Plan.

7.3	No Right to Employment. The provision of an Incentive Compensation Award shall not be construed as giving a Participant the right to continue employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan.

7.4	Amendments.

(a) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable. Except as otherwise expressly provided herein, no amendment, modification, suspension or termination of the Plan shall alter the rights of any Participant existing at such time with respect to an Incentive Compensation Award.

(b) The Committee may waive any conditions of or rights of the Company under any outstanding Incentive Compensation Award, prospectively or retroactively. Except as otherwise provided in the Plan or the provisions of the Incentive Compensation Award, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Incentive Compensation Award if such action would adversely affect the rights of the holder thereof, without the consent of the holder thereof.

7.5	Construction.

(a) The provisions of the Plan shall be construed, administered and enforced according to the laws of the United States of America insofar as they may be applicable, and otherwise according to the laws of Delaware.

(b) The masculine gender shall include both sexes and the singular shall include the plural and the plural the singular, unless the context otherwise requires.

(c) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Incentive Compensation Award in the manner an to the extent it shall deem desirable, in its sole discretion, to carry the purposes and intents of the Plan into effect.

(d) In the event that any provision of an Incentive Compensation Award conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or as subsequently amended, the terms of the Plan shall control.

7.6	Issuance of Shares. The aggregate number of shares of Stock that may be issued under the Plan is 2,000,000. If any shares of Stock to which an Incentive Compensation Award relates are not purchased or are forfeited, or if an Incentive Compensation Award otherwise terminates without delivery of any shares of Stock, the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Incentive Compensation Award, to the extent of any such forfeiture or termination, shall again be available for award under the Plan.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

7.7	No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan, and the Committee shall determine whether cash shall be paid in lieu of any fractional shares of Stock or any rights thereto shall be cancelled, terminated or otherwise eliminated.

7.8	Section 162(m). To the extent that Incentive Compensation Awards provided hereunder constitute remuneration (within the meaning of Section 162(m)(4)(E) of the Code), this Plan is intended to provide for qualified performance-based compensation (within the meaning of Section 162(m)(4)(C) of the Code).

7.9	Restrictions; Securities Exchange Listing. All shares of Stock delivered under the Plan shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If any securities of the Company are listed for trading on a securities exchange or automated quotation system, the Company shall not be required to deliver any shares of Stock under the Plan unless and until such shares have been listed for trading on such securities exchange or automated quotation system.

7.10	Income Tax Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from the Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon receipt of (or the lapse of restrictions relating to) an Incentive Compensation Award, the Committee, in its sole discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such obligation by (i) electing to have the Company withhold a portion of the shares of Stock otherwise to be delivered upon receipt of (or the lapse of restrictions relating to) an Incentive Compensation Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company shares of Stock (other than shares of Stock to be delivered upon receipt of (or the lapse of restrictions relating to) an Incentive Compensation Award ) with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Form of Proxy Card

PROXY

ENVIRONMENTAL POWER CORPORATION

Proxy for the Annual Meeting of Stockholders to be held on July 25, 2002

This Proxy is solicited on behalf of the Board of Directors

of Environmental Power Corporation

The undersigned, revoking all prior proxies, hereby appoint(s) Joseph E. Cresci, Donald A. Livingston and R. Jeffrey Macartney, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of Environmental Power Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Boston, One Avenue de Lafayette, Boston, Massachusetts on Friday, July 25, 2003, at 10:00 a.m., local time, and at any adjournment thereof (the “Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(Continued, and to be signed, on reverse side)

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Stockholders

ENVIRONMENTAL POWER CORPORATION

July 25, 2003

Please detach and mail in the envelope provided

        ☒  Please mark votes as in this example.

1. To elect the six (6) directors listed on the right for the ensuing year.	FOR all nominees (except as marked below) ☐	WITHHOLD AUTHORITY to vote for all nominees ☐	Nominees: Joseph E. Cresci, Donald A. Livingston, Robert I. Weisberg, Thomas M. Matthews, Jessie J. Knight, Jr. and August Schumacher, Jr.
For all nominees except the following nominee(s):

2. To approve the amendment and restatement of the Company’s 2002 Director Option Plan, as described in the accompanying Proxy Statement	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To approve the Company’s 2003 Incentive Compensation Plan, as described in the accompanying Proxy Statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

Check here if the Securities and Exchange Commission’s “householding” rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule. ☐

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

Signature:                                                                                                   Date:

Signature:                                                                                                   Date:

NOTE:	Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, guardians, attorneys and corporate officers should add their titles.